UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 14, 2015 (Date of earliest event reported)

LITHIA MOTORS, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	001-14733	93-0572810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 N. Bartlett St
Medford, OR 97501
(Address of principal executive offices)

(541) 776-6401

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2015, Lithia Motors, Inc. (the “Company”) entered into a Transition Agreement with Sidney B. DeBoer, the Executive Chairman of the Company, to reflect Mr. DeBoer’s changing role at the Company. Effective December 31, 2015, Mr. DeBoer will cease to be an executive officer of the Company, and the Company will cease paying Mr. DeBoer a base salary and making contributions to his account under the Company’s Executive Management Non-Qualified Deferred Compensation and Long-Term Incentive Plan. Mr. DeBoer also will no longer be eligible to participate in performance-based compensation arrangements, including under the Company’s 2013 Discretionary Support Services Variable Compensation Plan and under its 2013 Stock Incentive Plan. The aggregate annual compensation that the Company paid to Mr. DeBoer in each of the Company’s prior three fiscal years was approximately $3.2 million.

In consideration of his prior service, beginning January 1, 2016 the Company will pay Mr. DeBoer annual amounts for the remainder of his life equal to $1,050,000 and a $42,000 car allowance, and the Company will continue to reimburse Mr. DeBoer for amounts payable under specified split-dollar insurance policies (approximately $64,000 in 2014, as disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on March 12, 2015). The Company will incur the aggregate amount payable to Mr. DeBoer under this new arrangement (determined according to actuarial estimates) as an expense in 2015.

Mr. DeBoer will continue to serve as a director of the Company and as Chairman of the Board and, beginning January 1, 2016, the Company will pay Mr. DeBoer what it pays to independent directors while he serves as a director. Until the Company’s Board of Directors sets the compensation payable to independent members of the Board of Directors for the 2016-2017 service year, the Company will pay Mr. DeBoer a prorated portion of $210,000, the cash-equivalent of the annual amount paid to independent directors for the 2015-2016 service year.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Transition Agreement dated September 14, 2015 between Lithia Motors, Inc. and Sidney B. DeBoer
10.2	Director Service Agreement dated September 14, 2015 between Lithia Motors, Inc. and Sidney B. DeBoer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIA MOTORS, INC.

Dated: September 16, 2015

	By:	/s/ Christopher S. Holzshu
Christopher S. Holzshu SVP, CFO and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Transition Agreement dated September 14, 2015 between Lithia Motors, Inc. and Sidney B. DeBoer
10.2	Director Service Agreement dated September 14, 2015 between Lithia Motors, Inc. and Sidney B. DeBoer